AMENDED SUPPLIMENTAL AGREEMENT
          AdZone Research, Inc., Senticore, Inc., and The Justice Fund













                                 LAW OFFICES OF
                               RANDALL S. GOULDING
                             Attorney and Counselor
                                 3346 Commercial
                               Northbrook IL 60062
                   Phone: (847) 291-7711; fax: (847) 291-7733


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                         AMENDED SUPPLIMENTAL AGREEMENT

THIS AGREEMENT is made and entered into this 9th day of September 2004, by and between AdZone Research, Inc. ("AdZone" or the "Developer"), Senticore, Inc. a Delaware corporation ("Senticore"), and The Justice Fund, Ltd. ("TJF"), as follows:

WHEREAS, in September 2004, the parties entered a JOINT VENTURE/ DISTRIBUTORSHIP AGREEMENT and a SUPPLIMENTAL AGREEMENT (collectively, the "Agreement") which are attached hereto and made a part hereof;

WHEREAS, the SUPPLIMENTAL AGREEMENT was designed to specify and further detail the disposition of shares of common stock and warrants issued to payees as In-kind Payments;

WHEREAS, all parties elected to pay the respective amounts in-kind, in restricted shares of the payor's common stock;

WHEREAS, TJF tendered to AdZone and AdZone accepted 1,500,000 shares of TFJ Common Stock, as such consideration;

WHEREAS, TJF tendered to Senticore and Senticore accepted 1,000,000 shares of TFJ Common Stock, as such consideration;

WHEREAS, both AdZone and Senticore waived their respective right to have received notice by November 1, 2004, pursuant to the provisions of Section 2 of the SUPPLIMENTAL AGREEMENT.

WHEREAS, it has become apparent that certain provisions in SUPPLIMENTAL AGREEMENT require amendment to enable the parties to fulfill their objectives concerning the Agreement.


NOW THEREFORE in consideration of the herein contained recitations, the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Recitations incorporated by reference. The foregoing recitations are hereby incorporated by this reference as though fully stated herein.

         2. In-kind Payment/Dividend. With regard to TJF, it shall be required to pay such in-kind amounts, in restricted shares of TJF's common stock, at the average closing bid price on the five trading days immediately following the date on which its registration statement is declared effective (the "Applicable Price"), and an equal number of warrants exercisable at 50 cents per share, exercisable for a period extending at least 45 days from the Date on which the registration statement applicable to warrants is declared effective. In the

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event that the Applicable Price is too low for the warrants to be exercised, TJF shall immediately following the expiration of the 45 day period, second registration statement and make a Rights Offering at 50% of the "Applicable Price", exercisable for a period extending at least 45 days from the Date on which the second registration statement applicable to warrants is declared effective.

         3. In all other respects, this Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.


Senticore, Inc:


FEE AGREEMENT - Senticore, Inc. and Circle Group Holdings, Inc.

/s/ Jay Patel
-------------
by: Jay Patel
Chief Executive Officer

AdZone Research, Inc.:

/s/ Charles Cardona
-------------------
by: Charles Cardona
Its: Chief Executive Officer



THE JUSTICE FUND, LTD.

/s/ Ronald K. Goulding
-----------------------
By: Ronald K. Goulding
Its: President